Exhibit 10.2

SECURITY AGREEMENT

(Multiple Use)

September 30, 2015

1.         THE SECURITY. Each party identified as a Pledgor on the signature pages hereto and each other party that becomes a Pledgor hereunder after the date hereof (each a “Pledgor” and collectively the “Pledgors”) hereby assigns and grants to Bank of America, N.A., its successors and assigns (“BANA”), and to Bank of America Corporation and its subsidiaries and affiliates (BANA and all such secured parties, collectively, the “Bank”) a security interest in the following described property now owned or hereafter acquired by such Pledgor (“Collateral”):

(a)         All accounts, contract rights, chattel paper, instruments, deposit accounts, letter of credit rights, payment intangibles and general intangibles, including all amounts due to the Pledgor from a factor; rights to payment of money from the Bank under any Swap Contract; and all returned or repossessed goods which, on sale or lease, resulted in an account or chattel paper.

(b)         All inventory, including all materials, work in process and finished goods.

(c)          All machinery, furniture, fixtures and other equipment of every type now owned or hereafter acquired by the Pledgor.

(d)          All Pledged Equity now owned or hereafter acquired by the Pledgor.

(e)          All of the Pledgor’s deposit accounts with the Bank. The Collateral shall include any renewals or rollovers of the deposit accounts, any successor accounts, and any general intangibles and choses in action arising therefrom or related thereto.

(f)          All instruments, notes, chattel paper, documents, certificates of deposit, securities and investment property of every type. The Collateral shall include all liens, security agreements, leases and other contracts securing or otherwise relating to the foregoing.

(g)          All general intangibles, including, but not limited to, (i) all patents, and all unpatented or unpatentable inventions; (ii) all trademarks, service marks, and trade names; (iii) all copyrights and literary rights; (iv) all computer software programs; (v) all mask works of semiconductor chip products; (vi) all trade secrets, proprietary information, customer lists, manufacturing, engineering and production plans, drawings, specifications, processes and systems. The Collateral shall include all good will connected with or symbolized by any of such general intangibles; all contract rights, documents, applications, licenses, materials and other matters related to such general intangibles; all tangible property embodying or incorporating any such general intangibles; and all chattel paper and instruments relating to such general intangibles.

(h)          All negotiable and nonnegotiable documents of title covering any Collateral.

(i)           All accessions, attachments and other additions to the Collateral, and all tools, parts and equipment used in connection with the Collateral.

(j)           All substitutes or replacements for any Collateral, all cash or non-cash proceeds, product, rents and profits of any Collateral, all income, benefits and property receivable on account of the Collateral, all rights under warranties and insurance contracts, letters of credit, guaranties or other supporting obligations covering the Collateral, and any causes of action relating to the Collateral, and all proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the Collateral and sums due from a third party which has damaged or destroyed the Collateral or from that party's insurer, whether due to judgment, settlement or other process.

(k)         All books, data and records pertaining to any Collateral, whether in the form of a writing, photograph, microfilm or electronic media, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory (“Books and Records”).

Notwithstanding the foregoing or any other provision herein to the contrary, the Collateral does not include any right of a Pledgor under any lease, license, contract or other agreement if the grant of a security interest in such right is prohibited under the terms of such lease, license, contract or other agreement or under applicable law or would result in default thereunder, the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Pledgor’s rights thereunder; provided that (i) any such limitation shall apply only to the extent that any such prohibition could not be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law or principles of equity and (ii) in the event of the waiver or termination of any such prohibition to the extent sufficient to permit such right to become Collateral hereunder, a security interest in such right shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder.

2.        SECURED OBLIGATIONS. The Collateral secures all Secured Obligations.

3.        Definitions. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Loan Agreement. As used herein the following terms have the following meanings:

“Borrower” means Versar, Inc., a Delaware corporation.

“Loan Agreement” means the Loan Agreement dated as of the date hereof among the Borrower and the Bank, as amended, modified, supplemented, increased, extended, restated, refinanced and replaced from time to time.

“Pledged Equity” means, with respect to each Pledgor, (i) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary that is directly owned by such Pledgor and (ii) 66% (or such greater percentage that, due to a change in an applicable law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary that is directly owned by such Pledgor, in each case together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto.

4.        PLEDGORS’ COVENANTS. Each Pledgor represents, covenants and warrants that unless compliance is waived by the Bank in writing:

(a)          Such Pledgor will properly protect the Collateral; defend the Collateral against any adverse claims and demands; and keep adequate Books and Records.

(b)          Such Pledgor shall pay all costs necessary to preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, and any costs to perfect the Bank’s security interest (collectively, the “Collateral Costs”). Without waiving such Pledgor’s default for failure to make any such payment, the Bank at its option may pay any such Collateral Costs, and discharge encumbrances on the Collateral, and such Collateral Costs payments shall be a part of the Secured Obligations and bear interest at the rate set out in the Secured Obligations. Such Pledgor agrees to reimburse the Bank on demand for any Collateral Costs so incurred.

(c)          Until the Bank exercises its rights to make collection, such Pledgor will collect all Collateral.

(d)          If any Collateral, in excess of $50,000, is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, such Pledgor shall promptly deliver such document to the Bank, together with any necessary endorsements.

(e)          Such Pledgor will not attach any Collateral to any real property or fixture in a manner which might cause such Collateral to become a part thereof unless such Pledgor first obtains the written consent of any owner, holder of any lien on the real property or fixture, or other person having an interest in such property to the removal by the Bank of the Collateral from such real property or fixture. Such written consent shall be in form and substance acceptable to the Bank and shall provide that the Bank has no liability to such owner, holder of any lien, or any other person.

(f)          Deliver to the Bank upon request of the Bank any instruments, chattel paper or letters of credit which are part of the Collateral, and to assign to the Bank the proceeds of any such letters of credit.

5.        BANK’S REMEDIES AFTER DEFAULT.    After the occurrence of an Event of Default, the Bank may do any one or more of the following, to the extent permitted by law:

(a)          Declare any Secured Obligations immediately due and payable, without notice or demand.

(b)          Enforce the security interest given hereunder pursuant to the Uniform Commercial Code and any other applicable law.

(c)          Enforce the security interest of the Bank in any deposit account of any Pledgor maintained with the Bank by applying such account to the Secured Obligations.

(d)          Require any Pledgor to obtain the Bank’s prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Collateral consisting of inventory.

(e)          Require any Pledgor to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to the Bank in kind.

(f)          Require any Pledgor to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box under the Bank’s exclusive control.

(g)          Require any Pledgor to assemble the Collateral, including the Books and Records, and make them available to the Bank at a place designated by the Bank.

(h)          Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of the equipment of any Pledgor, if the Bank deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.

(i)          Demand and collect any payments on and proceeds of the Collateral. In connection therewith each Pledgor irrevocably authorizes the Bank to endorse or sign such Pledgor’s name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to such Pledgor and remove therefrom any payments and proceeds of the Collateral.

(j)          Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to such Pledgor.

(k)          Use or transfer any of any Pledgor’ rights and interests in any Intellectual Property now owned or hereafter acquired by any Pledgor, if the Bank deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral. Each Pledgor agrees that any such use or transfer shall be without any additional consideration to such Pledgor. As used in this paragraph, “Intellectual Property” includes, but is not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling, in which such Pledgor has any right or interest, whether by ownership, license, contract or otherwise.

(l)         Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral. Each Pledgor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment.

(m)          Take such measures as the Bank may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and each Pledgor hereby irrevocably constitutes and appoints the Bank as such Pledgor’s attorney-in-fact to, after an Event of Default, perform all acts and execute all documents in connection therewith.

(n)          Without notice or demand to any Pledgor, set off and apply against any and all of the Secured Obligations any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by the Bank or any of the Bank’s agents or affiliates to or for the credit of the account of any Pledgor or any guarantor or endorser of the Secured Obligations.

(o)          Sell all or any part of the Collateral at public or private sale in accordance with the UCC, without advertisement, in such manner and order as Bank may elect. Bank may execute any sale of the Collateral through an affiliate of Bank and such affiliate shall be entitled to charge standard fees for such sale. Bank or any affiliate of Bank may purchase the Collateral for its own account at any such sale. Bank shall give each Pledgor such notice of any public or private sale as may be required by the UCC, provided that to the extent notice of any such sale is required by the UCC or other applicable law, each Pledgor agrees that at least three (3) days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and provided further that, if Bank fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC or other applicable law. Each Pledgor acknowledges that Collateral may be sold at a loss to such Pledgor, and that, in such event, Bank shall have no liability or responsibility to such Pledgor for such loss. Each Pledgor further acknowledges that a private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall, to the extent permitted by applicable law, be deemed not to be “commercially reasonable” solely as a result of such prices and other sale terms. Each Pledgor acknowledges and agrees that Bank, in conducting a private sale, may impose such conditions as Bank deems appropriate to insure a lawful sale under the securities laws, including, without limitation, the right to approach and negotiate with only a limited number of potential purchasers, and to restrict purchasers to those who can make appropriate representations and warranties. Upon any such sale, Bank shall have the right to deliver, assign and transfer to the buyer thereof the Collateral so sold. Each buyer at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of any Pledgor that may be waived or any other right or claim of any Pledgor, and each Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that such Pledgor has or may have under any law now existing or hereafter adopted.

(p)          Comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered to affect adversely the commercial reasonableness of any sale or other disposition of the Collateral.

(q)          Sell the Collateral without giving any warranties as to the Collateral. Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered to affect adversely the commercial reasonableness of any sale or other disposition of the Collateral.

(r)          Exercise any other remedies available to the Bank at law or in equity.

6.        PLEDGOR NOT A BORROWER. With respect to each Pledgor that is not the Borrower:

(a)          Such Pledgor authorizes the Bank, from time to time, without affecting such Pledgor’s obligations under this Agreement, to enter into an agreement with the Borrower to change the interest rate on or renew the Secured Obligations; accelerate, extend, compromise, or otherwise change the repayment terms or any other terms of the Secured Obligations; receive and hold, exchange, enforce, waive, fail to perfect, substitute, or release Collateral, including collateral not originally covered by this Agreement; sell or apply any Collateral in any order; or release or substitute any borrower, guarantor or endorser of the Secured Obligations, or other person.

(b)          Such Pledgor waives any defense by reason of the Borrower's or any other person's defense, disability, or release from liability. The Bank can exercise its rights against the Collateral even if the Borrower or any other person no longer is liable on the Secured Obligations because of a statute of limitations or for other reasons.

(c)          Such Pledgor agrees that it is solely responsible for keeping itself informed as to the financial condition of the Borrower and of all circumstances which bear upon the risk of nonpayment. Such Pledgor waives any right it may have to require the Bank to disclose to such Pledgor any information which the Bank may now or hereafter acquire concerning the financial condition of the Borrower.

(d)          Such Pledgor waives all rights to notices of default or nonperformance by the Borrower. Such Pledgor further waives all rights to notices of the existence or the creation of new indebtedness by the Borrower and all rights to any other notices to any party liable on any of the Secured Obligations.

(e)          Such Pledgor represents and warrants to the Bank that it will derive benefit, directly and indirectly, from the collective administration and availability of credit under the Secured Obligations. Such Pledgor agrees that the Bank will not be required to inquire as to the disposition by the Borrower of funds disbursed by the Bank.

(f)          Until the Secured Obligations have been paid in full, the Revolving Facility Commitment has been terminated and all Letters of Credit have terminated or expired (other than Letters of Credit that have been cash collateralized), such Pledgor waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, which such Pledgor may now or hereafter have against the Borrower with respect to the Secured Obligations. Such Pledgor waives any right to enforce any remedy which the Bank now has or may hereafter have against the Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Bank.

(g)          Such Pledgor waives any right to require the Bank to proceed against the Borrower or any other person; proceed against or exhaust any security; or pursue any other remedy. Further, such Pledgor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Pledgor under this Agreement or which, but for this provision, might operate as a discharge of such Pledgor.

(h)          In the event any amount paid to the Bank on any Secured Obligations or any interest in property transferred to the Bank as payment on any Secured Obligations is subsequently recovered from the Bank in or as a result of any bankruptcy, insolvency or fraudulent conveyance proceeding, the Pledgors shall be liable to the Bank for the amounts so recovered up to the fair market value of the Collateral whether or not the Collateral has been released or the security interest terminated. In the event the Collateral has been released or the security interest terminated, the fair market value of the Collateral shall be determined, at the Bank’s option, as of the date the Collateral was released, the security interest terminated, or said amounts were recovered.

7.         BANK APPOINTED ATTORNEY IN FACT. Each Pledgor authorizes and irrevocably appoints Bank as such Pledgor’s true and lawful attorney-in-fact with full power of substitution to, after an Event of Default, take any action and execute or otherwise authenticate any record or other documentation that Bank considers necessary or advisable to accomplish the purposes of this Agreement, including but not limited to, the following actions: (a) to endorse, receive, accept and collect all checks, drafts, other payment orders and instruments representing or included in the Collateral or representing any payment, dividend or distribution relating to any Collateral or to take any other action to enforce, collect or compromise any of the Collateral; (b) to transfer any Collateral (including converting physical certificates to book-entry holdings) into the name of Bank or its nominee or any broker-dealer (which may be an affiliate of Bank) and to execute any control agreement covering any Collateral on such Pledgor’s behalf and as attorney-in-fact for such Pledgor in order to perfect Bank’s first priority and continuing security interest in the Collateral and in order to provide Bank with control of the Collateral, and each Pledgor’s signature on this Agreement or other authentication of this Agreement shall constitute an irrevocable direction by such Pledgor to any bank, custodian, broker dealer, any other securities intermediary or commodity intermediary holding any Collateral or any issuer of any letters of credit to comply with any instructions or entitlement orders, of Bank without further consent of such Pledgor; (c) to participate in any recapitalization, reclassification, reorganization, consolidation, redemption, stock split, merger or liquidation of any issuer of securities which constitute Collateral, and in connection therewith Bank may deposit or surrender control of the Collateral, accept money or other property in exchange for the Collateral, and take such action as it deems proper in connection therewith, and any money or property received on account of or in exchange for the Collateral shall be applied to the Secured Obligations or held by Bank thereafter as Collateral pursuant to the provisions hereof; (d) to exercise any right, privilege or option pertaining to any Collateral, but Bank has no obligation to do so; (e) to file any claims, take any actions or institute any proceedings which Bank determines to be necessary or appropriate to collect or preserve the Collateral or to enforce Bank’s rights with respect to the Collateral; (f) to execute in the name or otherwise authenticate on behalf of such Pledgor any record reasonably believed necessary or appropriate by Bank for compliance with laws, rules or regulations applicable to any Collateral, or in connection with exercising Bank’s rights under this Agreement; (g) to file any financing statement relating to this Agreement electronically, and Bank’s transmission of such Pledgor’s signature on and authentication of the financing statement shall constitute such Pledgor’s signature on and authentication of the financing statement (provided the actions described in this clause (g) may be performed both before and after an Event of Default); (h) to make any compromise or settlement it deems desirable or proper with reference to the Collateral; (i) to do and take any and all actions with respect to the Collateral and to perform any of such Pledgor’s obligations under this Agreement; (i) to close out or otherwise terminate any calls, puts or other options in the account, and (k) to execute any documentation reasonably believed necessary by Bank for compliance with Rule 144 or any other restrictions, laws, rules or regulations applicable to any Collateral hereunder that constitutes restricted or control securities under the securities laws. The foregoing appointments are irrevocable and coupled with an interest and shall not be revoked without Bank’s written consent. To the extent permitted by law, such Pledgor hereby ratifies all said attorney-in-fact shall lawfully do by virtue hereof.

8.        VOTING RIGHTS.

(a)          So long as no Event of Default shall have occurred and is continuing and Bank has not delivered the notice specified in subsection (b) below, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Equity or any part thereof for any purpose not inconsistent with the terms of this Agreement or any document or agreement executed in connection herewith.

(b)          Upon the occurrence and during the continuance of an Event of Default, at the option of Bank exercised in a writing sent to a Pledgor, all rights of such Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to subsection (a) above shall cease, and Bank shall thereupon have the sole right to exercise such voting and other consensual rights.

9.        TRANSFER, DELIVERY AND RETURN OF COLLATERAL.

(a)          Each Pledgor shall promptly deliver or cause to be delivered to Bank (i) any certificates or instruments now or hereafter representing or evidencing Collateral and such certificates and instruments shall be in suitable form for transfer without restriction or stop order by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank in form and substance satisfactory to Bank, and (ii) in the same form as received (with any necessary endorsement), all dividends and other distributions paid or payable in cash in respect of any Collateral and any such amounts, if received by such Pledgor, shall be received in trust for the benefit of Bank and be segregated from the other property or funds of such Pledgor.

(b)          Bank may at any time deliver the Collateral or any part thereof to Pledgors and the receipt by any Pledgor shall be a complete and full acquittance for the Collateral so delivered, and Bank shall thereafter be discharged from any liability or responsibility therefor.

(c)          Upon the transfer of all or any part of the Secured Obligations, Bank may transfer all or any part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of Bank hereunder with respect to such Collateral so transferred; but with respect to any Collateral not so transferred Bank shall retain all rights and powers hereby given. Each Pledgor agrees that Bank may disclose to any prospective purchaser or transferee and any purchaser or transferee of all or part of the Secured Obligations any and all information in Bank’s possession concerning such Pledgor, this Agreement and the Collateral.

10.       MISCELLANEOUS.

(a)          Any waiver, express or implied, of any provision hereunder and any delay or failure by the Bank to enforce any provision shall not preclude the Bank from enforcing any such provision thereafter.

(b)          Each Pledgor shall, at the request of the Bank, execute such other agreements, documents, instruments, or financing statements in connection with this Agreement as the Bank may deem necessary.

(c)          All notes, security agreements, subordination agreements and other documents executed by any Pledgor or furnished to the Bank in connection with this Agreement must be in four and substance satisfactory to the Bank.

(d)          Governing Law. Except to the extent that any law of the United States may apply, this Agreement shall be governed and interpreted according to the laws of the Commonwealth of Virginia (the “Governing Law State”), without regard to any choice of law, rules or principles to the contrary. Nothing in this paragraph shall be construed to limit or otherwise affect any rights or remedies of the Bank under federal law.

(e)          All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

(f)          All terms not defined herein are used as set forth in the Uniform Commercial Code.

(g)          In the event of any action by the Bank to enforce this Agreement or to protect the security interest of the Bank in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, each Pledgor agrees to pay, on demand, the costs and expenses thereof, together with attorneys' fees and allocated costs for in-house legal services to the extent permitted by law.

(h)          In the event the Bank seeks to take possession of any or all of the Collateral by judicial process, each Pledgor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

(i)          This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Bank as a preference, fraudulent conveyance or otherwise under any debtor relief law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Bank in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

(j)           The Bank’s rights hereunder shall inure to the benefit of its successors and assigns. In the event of any assignment or transfer by the Bank of any of the Secured Obligations or the Collateral, the Bank thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but the Bank shall retain all rights and powers hereby given with respect to any of the Secured Obligations or the Collateral not so assigned or transferred. All representations, warranties and agreements of any Pledgor are joint and several and all shall be binding upon the personal representatives, heirs, successors and assigns of each Pledgor.

(k)          As stated in the preamble to this Agreement, the secured parties covered by this Agreement include BANA as well as Bank of America Corporation and its subsidiaries and affiliates. Such secured parties are collectively referred to as the “Bank.” If, from time to time, any of the Secured Obligations covered by this Agreement includes obligations to entities other than BANA, then BANA shall act as collateral agent for itself and all such other secured parties. Any financing statements, control agreements and other steps taken to perfect the security interests under this Agreement may be made solely in the name of BANA, without expressly disclosing BANA's role as collateral agent. Unless the context otherwise requires, each reference to “Bank” in this Agreement shall refer to each secured party covered by this Agreement. Any enforcement actions under this Agreement will be taken by BANA as collateral agent, unless otherwise agreed by BANA and one or more of the other secured parties. BANA shall have the right to apply proceeds of the Collateral against debts, obligations or liabilities constituting all or part of the Secured Obligations in such order as BANA may determine in its sole discretion, unless otherwise agreed by BANA and one or more of the other secured parties.

(1)          All notices given under this Agreement shall be given in the manner required by the Loan Agreement.

(m)         Each Pledgor authorizes Bank to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as Bank may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the Uniform Commercial Code (including authorization to describe the Collateral as “all personal property”, “all assets” or words of similar meaning).

(n)          At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to the Bank a joinder agreement in form and substance satisfactory to the Bank. Immediately upon such execution and delivery of such joinder agreement (and without any further action), each such additional Person will become a party to this Agreement as a “Pledgor” and have all of the rights and obligations of a Pledgor hereunder and this Agreement and the schedules hereto shall be deemed amended by such joinder agreement.

(o)          Notwithstanding any provision herein to the contrary, no Pledgor shall be required to disclose any materials subject to a confidentiality obligation binding upon such Pledgor.

8.        FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

[SIGNATURE PAGES FOLLOW]

The parties executed this Security Agreement as of the date first listed above, intending to create an instrument executed under seal.

PLEDGORS:	VERSAR, INC., a Delaware corporation

By:	/s/ James D. Villa	(Seal)
Name:	James D. Villa
Title:	Senior VP and General Counsel

GEO-MARINE, INC., a Texas corporation

By:	/s/ James D. Villa	(Seal)
Name:	James D. Villa
Title:	Vice President and Secretary

VERSAR INTERNATIONAL, INC., a Delaware corporation

By:	/s/ James D. Villa	(Seal)
Name:	James D. Villa
Title:	Vice President and Secretary

J.M. WALLER ASSOCIATES, INC., a Virginia corporation

By:	/s/ James D. Villa	(Seal)
Name:	James D. Villa
Title:	Vice President and Secretary

BANK:	BANK OF AMERICA, N.A.

By:	/s/ Colleen Landau
Name:	Colleen Landau
Title:	Vice President